UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Avaya Holdings Corp., the parent company of Avaya Inc. (the “Company”), increased the base salary of Mr. David Vellequette, the Company’s Chief Financial Officer, from $575,000 to $625,000.

In addition, the Company previously disclosed in its annual report on Form 10-K for the fiscal year ended September 30, 2012 that the Compensation Committee had approved on December 6, 2012 a long-term cash award program for senior officers, including Mr. Vellequette, payable in three installments. On June 28, 2013, the Compensation Committee increased the size of Mr. Vellequette’s targeted third installment payment from the range of approximately $1,035,000 to $1,898,000 to the range of approximately $1,660,000 to $2,836,000. All other terms and conditions of Mr. Vellequette’s long-term cash award under that program remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 5, 2013	By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer